UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024, the Compensation Committee of the Mistras Group, Inc. (the “Company”) Board of Directors awarded Manuel Stamatakis, its Chairman and Interim President and Chief Executive Officer, 125,000 restricted stock units (“RSUs”). These RSUs vest in one year, on May 14, 2025, and upon vesting, each RSU is converted into one share of Mistras common stock. The terms of the award are consistent with the standard term of RSU awards for senior officers. The RSUs will continue in effect should Mr. Stamatakis resign from his positions as Interim President and CEO but remain on the Mistras Board. The terms of the RSU also contain a retirement provision, which means that the RSUs will vest in accordance with its terms on May 14, 2025, should Mr. Stamatakis retire before the RSUS vest, so long as Mr. Stamatakis complies with the restrictive covenants in the RSU terms.

The Compensation Committee granted Mr. Stamatakis this award on account of:

•his outstanding performance as he continues to be the driving force behind Project Phoenix, which has yielded significant benefits to the Company due to Mr. Stamatakis’ leadership,
•leading the transformation of the Company to be a more disciplined, process driven business, focusing on higher margin business while developing strategies to improve the profitability of the Company’s more traditional lower margin business,
•implementing key leadership changes, including the hiring of a Chief Commercial Officer and Chief Transformation Officer,
•guiding the Company to improved operating results, as evidenced by the Company’s financial results in the first quarter of 2024, and
•the increase in shareholder value since Mr. Stamatakis became CEO in October 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2024 Annual Shareholders Meeting on May 14, 2024. Shareholders (a) elected the seven nominees to the Board of Directors for one-year terms, (b) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024, (c) approved the Mistras Group, Inc. Amended and Restated 2016 Long-Term Incentive Plan, including to increase the number of shares authorized to be issued, and (d) approved the Company’s executive compensation programs. These were the only matters voted upon at the meeting. The voting results are set forth below.

1. The seven nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes
Nicholas DeBenedictis	20,273,323	586,053	2,556,656
James J. Forese	16,739,922	4,119,454	2,556,656
Richard H. Glanton	18,176,962	2,682,414	2,556,656
Michelle J. Lohmeier	20,510,251	349,125	2,556,656
Charles P. Pizzi	18,421,418	2,437,958	2,556,656
Manuel N. Stamatakis	20,096,079	763,297	2,556,656
Sotirios J. Vahaviolos	20,059,604	799,772	2,556,656

2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 was ratified based upon the following votes:

Number of Votes
Votes for approval	23,121,707
Votes against	283,074
Abstentions	11,251
There were no broker non-votes for this item.

3. The amendment to the Mistras Group, Inc. 2016 Long-Term Incentive Plan, including increasing the number of shares authorized for issuance by 1,300,000 shares, was approved based upon the following votes:

Number of Votes
Votes for approval	20,091,511
Votes against	722,743
Abstentions	45,122
Broker Non-votes	2,556,656

4. The advisory vote on the Company’s executive compensation was approved based upon the following votes:

Number of Votes
Votes for approval	20,064,888
Votes against	531,101
Abstentions	263,387
Broker Non-votes	2,556,656

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 20, 2024	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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